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                                                                 EXHIBIT 23.1


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement of West Coast Bancorp pertaining to the West Coast Bancorp Director Stock Option Plan of our reports dated January 30, 1995 incorporated by reference in West Coast Bancorp's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP

Portland, Oregon,
  June 13, 1995